Exhibit 10.22
                                   TERM NOTE


$6,000,000                                               New York, New York
                                                         As of January 31, 2002


A. GENERAL; TERMS OF PAYMENT

     1. COMVERGE TECHNOLOGIES, INC., a Delaware corporation (the"Borrower"), promises to pay to the order of BANK LEUMI USA (the "Bank"), at its offices at 564 Fifth Avenue, New York, New York 10017, or at such other place as may be desiguated by the holder hereof in writing, in immediately available funds, the principal sum of Six Million ($6,000,000) Dollars on February 1, 2003, or sooner as provided in the Credit Agreement (as hereinafter defined).

     This note is the Note referred to in that certain Credit Agreement between the Borrower and the Bank, dated as of February 7, 2000, as amended by a letter agreement dated as of even date herewith, and as such agreement may be further amended from time to time (the "Credit Agreement"), and is subject to prepayment and its maturity is subject to acceleration upon the terms contained in the Credit Agreement, Capitalized terms used herein shall be defined as in the Credit Agreement.

     The Borrower will pay interest on the unpaid principal amount of the Term Loan from time to time outstanding, computed on the basis of a 360-day year. The charging of interest on the basis of a 360-day year results in the payment of more interest than would be required if interest were charged on the actual number of days in the year. Interest shall be at the rate determined in the Credit Agreement and be payable as is therein provided. In no event shall interest exceed the maximum legal rate permitted for the Borrower.

     2. MANNER OF PAYMENT. All payments by the Borrower on account of principal, interest or fees hereunder shall be made in lawful money of the United States of America, in immediately available funds. The Borrower authorizes (but shall not require) the Bank to debit any account maintained by the Borrower with the Bank, at any date on which a payment is due under this Note, in an amount equal to any unpaid portion of such payment. If any payment of principal or interest becomes due on a day on which the Bank is closed (as required or permitted by law or otherwise), such payment shall be made not later than the next succeeding business day, and such extension shall be included in computing interest in connection with such payment.

B. DEFAULT

     Upon the occurrence of an Event of Default, as defined in the Credit Agreement, the Bank may declare the entire unpaid principal amount of this Note and all interest and fees accrued and unpaid hereon to be forthwith due and payable, without presentment, demand, protestor notice of any kind, all of which are hereby expressly waived by the Borrower.

C.      MISCELLANEOUS

     1. NO WAVIER: RIGHTS AND REMEDIES CUMULATIVE. No failure on the part of the Bank to exercise, and no delay in exercising any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Bank of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies herein provided are cumulative and not exclusive of any remedies or rights provided by law or by any other agreement between the Borrower and the Bank.

     2. COSTS AND EXPENSES. The Borrower shall reimburse the Bank for all costs and expenses incurred by it and shall pay the reasonable fees and disbursements of counsel to the Bank in connection with the enforcement of the Bank's rights hereunder.

     3. AMENDMENTS. No amendment, modification or waiver of any provision of this Note nor consent to any departure by the Borrower therefrom shall be effective unless the same shall be in writing and signed by the Bank and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     4. CONSTRUCTION. This Note shall be governed by the laws of the State of New York, without giving effect to its choice of law principles.

     5. SUCCESSORS AND ASSIGNS This Note shall be binding upon the Borrower and its successors and assigns, and the terms hereof shall inure to the benefit of the Bank and its successors and assigns, including subsequent holders hereof.

     6. SEVERABILITY. The provisions of this Note are severable, and if any provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforccability shall not in any manner affect such provision in any other jurisdiction or any other provision of this
Note in any jurisdiction.

     7. RESTATEMENT. This Note amends and restated the Term Note, dated as of February 7, 2000, heretofore made and delivered by the Borrower to the Bank.

     8. WAIVER OF NOTICE; SET-OFF. The Borrower hereby waives presentment, demand for payment, notice of protest and all other demands in connection with the delivery, acceptance, performance, default or enforcement of this Note. The balance of every account of the Borrower with, and each claim of the Borrower against, the Bank existing from time to time shall be subject to a lien and subject to be set-off against any and all liabilities of the Borrower to the Bank, including those hereunder.

     9. WAIVER OF TRIAL BY JURY. THE BORROWER HEREBY WAIVES TRIAL BY JURY IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH OR ARISING OUT OF THIS NOTE OR ANY AGREEMENT, INSTRUMENT, DOCUMENT OR GUARANTEE DELIVERED PURSUANT HERETO OR PURSUANT TO THE CREDIT AGREEMENT, OR THE VALIDITY, PROTECTION, INTERPRETATION, ADMINISTRATION, COLLECTION OR ENFORCEMENT HEREOF OR THEREOF OR ANY OTHER CLAIM OR DISPUTE HEREUNDER OR THEREUNDER.

     10. JURISDICTION, SERVICE OF PROCESS. THE BORROWER HEREBY IRREVOCABLY CONSENTS TO THE JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK FOR THE COUNTY OF NEW YORK AND THE UNITED STATE DISTRICT FOR THE SOUTHERN DISTRICT OF NEW YORK IN CONNECTION WITH ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE OR ANY DOCUMENT, INSTRUMENT OR GUARANTEE DELIVERED PURSUANT HERETO OR PURSUANT TO THE AGREEMENT. IN ANY SUCH LITIGATION, THE BORROWER WAIVES PERSONAL SERVICE OF A SUMMONS, COMPLAINT OR OTHER PROCESS AND AGREES THAT THE SERVICE THEREOF MAY BE MADE IN ANY OTHER MANNER PERMITTED BY THE RULES OF EITHER OF SAID COURTS.

                                          COMVERGE TECHNOLOGIES, INC.


                                           By:  /s/ Robert M. Chiste
                                               -------------------------------
                                                   Robert M. Chiste
                                                   Chief Executive Officer
                                                   23 Vreeland Road
                                                   Florham Park, New York 07932

                                       3